Exhibit 24.1


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below in so signing also makes, constitutes and appoints Chester E. Sievert, Jr., as true and lawful attorney-in-fact and agents with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to execute and cause to be filed with the Securities and Exchange Commission any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or their or his substitutes or substitute may lawfully do or cause to be done by virtue thereof.


Signature                                 Title                        Date
---------                                 -----                        ----


/s/ CHESTER E. SIEVERT, JR.    Chairman, President,               March 14, 2001
---------------------------    Chief Executive Officer and
   Chester E. Sievert, Jr.     Director (Principal Executive
                               Officer and Principal Financial
                               and Accounting Officer)


/s/ SCOTT G. ANDERSON          Vice President Marketing and       March 14, 2001
---------------------------    Sales
   Scott G. Anderson


/s/ JOHAN A.P.M. DE HOND       Director                           March 14, 2001
---------------------------
   Johan A.P.M. de Hond


/s/ TERRENCE W. GLARNER        Director                           March 14, 2001
---------------------------
   Terrence W. Glarner


/s/ DELWIN K. OHRT             Director                           March 14, 2001
---------------------------
   Delwin K. Ohrt